As filed with the Securities and Exchange Commission on ___________ ___, 2008
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ASTRAZENECA PLC
(Exact Name of Registrant as Specified in its Charter)

ENGLAND		NONE
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
15 Stanhope Gate London W1K 1LN ENGLAND
(Address of Principal Executive Offices)

ASTRAZENECA SHARE OPTION PLAN
ASTRAZENECA RESTRICTED SHARE PLAN
ASTRAZENECA PERFORMANCE SHARE PLAN
ASTRAZENECA DEFERRED BONUS PLAN
ASTRAZENECA PHARMACEUTICALS LP 2007 RESTRICTED STOCK UNIT AWARD PLAN
ASTRAZENECA PHARMACEUTICALS LP EXECUTIVE PERFORMANCE SHARE PLAN
MEDIMMUNE, INC. 2008 RESTRICTED STOCK UNIT AWARD PLAN
(Full Title of the Plan)

Ann Booth-Barbarin, Esq. AstraZeneca Pharmaceuticals LP 1800 Concord Pke, P.O. Box 15437 Wilmington, DE 19850-5437 (302) 886-3000
(Telephone Number, Including Area Code, of Agents for Service)
With a copy to:
George R. Ince, Jr. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
American Depositary Receipts representing Ordinary Shares, par value £0.25 each of AstraZeneca PLC	58,195,000	$46.98 (2)	$2,734,001,100 (2)	$107,446.24

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) covers ADRs representing Ordinary Shares of AstraZeneca PLC (the “Company” or the “Registrant”) (i) issuable pursuant to the AstraZeneca Share Option Plan, Restricted Share Plan, Performance Share Plan, Deferred Bonus Plan, Pharmaceuticals LP Executive Performance Share Plan, Pharmaceuticals LP 2007 Restricted Stock Unit Award Plan and MedImmune, Inc. 2008 Restricted Stock Unit Award Plan (the “Plans”), (ii) to be issued in the future under the Plans and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), any additional ADRs that become issuable under the plans by reason of any stock dividend, stock split, or other similar transaction.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reputed for a share of Common Stock on the New York Stock Exchange on July 30, 2008.  This includes shares of Common Stock to be issued upon settlement of restricted stock units granted and outstanding under the Plans.

(3)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)     Annual Report on Form 20-F for the year ended December 31, 2007 of the registrant, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”).

(b)     The description of the Company’s Ordinary Shares of £0.25 each, and American Depositary Receipts evidencing American Depositary Shares, each American Depositary Share representing one Ordinary Share of the Company from Item 1 of the Form 8A/A registration statement of the Company filed under the Exchange Act (File No. 1-11960) (incorporated herein by reference).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Article 134 of the Articles of Association of the Company provides:

     “Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.”

Article 88.2 of the Articles of Association of the Company provides:

     “Without prejudice to the provisions of Article 134, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

     (a) a director, officer, employee or auditor of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

     (b) a trustee of any pension fund in which employees of the Company or any other body referred to in Article 88.2(a) is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers, or offices in relation to the relevant body or fund.”

     The following sections are excerpted from the United Kingdom Statute, Companies Act 1985, as amended:

      “Part IX, § 309A: Provisions protecting directors from liability.

     (1) This section applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company.

     (2) Any provision which purports to exempt (to any extent) a director of a company from any liability within subsection (1) is void.

     (3) Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of –

     (a) the company, or

     (b) an associated company,

against any liability within subsection (1) is void

     This is subject to subsections (4) and (5).

     (4) Subsection (3) does not apply to a qualifying third party indemnity provision (see section 309B(1)).

     (5) Subsection (3) does not prevent a company from purchasing and maintaining for a director of –

     (a) the company, or

     (b) an associated company,

insurance against any liability within subsection (1).

     (6) In this section –

“associated company”, in relation to a company (“C”), means a company which is C’s subsidiary, or C’s holding company or a subsidiary of C’s holding company;

“provision” means a provision of any nature, whether or not it is contained in a company’s articles or in any contract with a company.”

     “Part IX, § 309B: Qualifying third party indemnity provisions.

     (1) For the purposes of section 309A(4) a provision is a qualifying third party indemnity provision if it is a provision such as is mentioned in section 309A(3) in relation to which conditions A to C below are satisfied.

     (2) Condition A is that the provision does not provide any indemnity against any liability incurred by the director–

     (a) to the company, or

     (b) to any associated company.

     (3) Condition B is that the provision does not provide any indemnity against any liability incurred by the director to pay –

     (a) a fine imposed in criminal proceedings, or

     (b) a sum payable to a regulatory authority by way of a penalty in respect of noncompliance with any requirement of a regulatory nature (however arising).

     (4) Condition C is that the provision does not provide any indemnity against any liability incurred by the director–

     (a) in defending any criminal proceedings in which he is convicted, or

     (b) in defending any civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

     (c) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely –

     (i) section 144(3) or (4) (acquisition of shares by innocent nominee), or

     (ii) section 727 (general power to grant relief in case of honest and reasonable conduct).

     (5) In paragraph (a), (b) or (c) of subsection (4) the reference to any such conviction, judgment or refusal of relief is a reference to one that has become final.

     (6) For the purposes of subsection (5) a conviction, judgment or refusal of relief becomes final –

     (a) if not appealed against, at the end of the period for bringing an appeal, or

     (b) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

     (7) An appeal is disposed of –

     (a) if it is determined and the period for bringing any further appeal has ended, or

     (b) if it is abandoned or otherwise ceases to have effect.

     (8) In this section “associated company” and “provision” have the same meaning as in section 309A.”

     “Part IX, § 309C: Disclosure of qualifying third party indemnity provisions.

     (1) Subsections (2) and (3) impose disclosure requirements in relation to a directors’ report under section 234 in respect of a financial year.

     (2) If –

     (a) at the time when the report is approved under section 234A, any qualifying third party indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, or

     (b) at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of the company,

the report must state that any such provision is or (as the case may be) was so in force.

     (3) If the company has made a qualifying third party indemnity provision and –

     (a) at the time when the report is approved under section 234A, any qualifying third party indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, or

     (b) at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that any such provision is or (as the case may be) was so in force.

     (4) Subsection (5) applies where a company has made a qualifying third party indemnity provision for the benefit of a director of the company or of an associated company.

     (5) Section 318 shall apply to –

     (a) the company, and

     (b) if the director is a director of an associated company, the associated company,

as if a copy of the provision, or (if it is not in writing) a memorandum setting out its terms, were included in the list of documents in section 318(1).

     (6) In this section –

     “associated company” and “provision” have the same meaning as in section 309A; and

     “qualifying third party indemnity provision” has the meaning given by section 309B(1).”

     “Part XXV, § 727: Power of court to grant relief in certain cases.

     (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him under this section as it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.”

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Form of Deposit Agreement dated as of June 1, 1993, among the Company, Morgan Guaranty Trust Company of New York, as depositary, and the holders from time time of American Depositary Receipts (“ADRs”), including the form of ADR attached hereto as Exhibit A. (Incorporated by reference to Exhibit 2.4 [as incorporated therein by reference to 1933 Act File No. 33-61406] to the Form 8-A/A registration statement of the Company filed under the Exchange Act; see File No. 1-11960)

5	Opinion of Ann Booth-Barbarin

23.1	Consent of KPMG, independent auditors

23.2	Consent of Ann Booth-Barbarin (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	AstraZeneca Share Option Plan

99.2	AstraZeneca Restricted Share Plan

99.3	AstraZeneca Performance Share Plan

99.4	AstraZeneca Deferred Bonus Plan

99.5	AstraZeneca Pharmaceuticals LP 2007 Restricted Stock Unit Award Plan

99.6	AstraZeneca Pharmaceuticals LP Executive Performance Share Plan

99.7	MedImmune, Inc. 2008 Restricted Stock Unit Award Plan

Item 9.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Company is relying on Rule 430B:

(A)      Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

 (ii) If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Company under the 1933 Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned  Company or used or referred to by the undersigned Company;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, AstraZeneca PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on the 5th day of August, 2008.

AstraZeneca PLC

By:	/s/ Ann Booth-Barbarin
	Name:	Ann Booth-Barbarin, Esq.
	Title:	Senior Counsel and Assistant Secretary

POWER OF ATTORNEY

Know all men by these presents that each person whose signature appears below, constitutes and appoints Graeme Harold Rankine Musker, Glenn M. Engelmann, and Ann Booth-Barbarin and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable AstraZeneca PLC to comply with the Securities Act of 1933, as amended (the “1933 Act), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of a Registration Statement under the 1933 Act, with respect to the increase in the shares to be registered under the AstraZeneca Share Option Plan, and the AstraZeneca Executive Performance Share Plan, and the approval of the AstraZeneca Pharmaceuticals LP 2007 Restricted Stock Unit Award Plan, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on the dates shown.

Signature	Title	Date

/s/ David R. Brennan	Executive Director – Chief Executive (Principal Executive Officer)	8/5/08
David R. Brennan

/s/ Simon Lowth	Executive Director – Chief Financial Officer (Principal Financial Officer)	8/5/08
Simon Lowth

s/ John Patterson
John Patterson	Executive Director	8/5/08

/s/ Louis Schweitzer	Non-Executive Chairman	8/5/08
Louis Schweitzer

/s/ Håkan Mogren	Non-Executive Deputy Chairman	8/5/08
Håkan Mogren

/s/ Jane Henney	Non-Executive Director	8/5/08
Jane Henney

/s/ Marcus Wallenberg	Non-Executive Director	8/5/08
Marcus Wallenberg

/s/ Michele Hooper	Non-Executive Director	8/5/08
Michele Hooper

/s/ John Varley	Director	8/5/08
John Varley

/s/ Nancy Rothwell	Director	8/5/08
Nancy Rothwell

POWER OF ATTORNEY

Know all men by these presents that each person whose signature appears below, constitutes and appoints Graeme Harold Rankine Musker, Glenn M. Engelmann, and Ann Booth-Barbarin and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable AstraZeneca PLC to comply with the Securities Act of 1933, as amended (the “1933 Act), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of a Registration Statement under the 1933 Act, with respect to the approval of the MedImmune, Inc. 2008 Restricted Stock Unit Award Plan, the AstraZeneca Performance Share Plan, the AstraZeneca Restricted Share Plan and the AstraZeneca Deferred Bonus Plan and the number of shares needed to be registered for issuance to US participants under these plans, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on the dates shown.

Signature	Title	Date

/s/ David R. Brennan	Executive Director – Chief Executive (Principal Executive Officer)	8/5/08
David R. Brennan

/s/ Simon Lowth	Executive Director – Chief Financial Officer (Principal Financial Officer)	8/5/08
Simon Lowth

/s/ John Patterson	Executive Director	8/5/08
John Patterson

/s/ Louis Schweitzer	Non-Executive Chairman	8/5/08
Louis Schweitzer

/s/ Håkan Mogren	Non-Executive Deputy Chairman	8/5/08
Håkan Mogren

/s/ Jane Henney	Non-Executive Director	8/5/08
Jane Henney

/s/ Marcus Wallenberg	Non-Executive Director	8/5/08
Marcus Wallenberg

/s/ Michele Hooper	Non-Executive Director	8/5/08
Michele Hooper

/s/ John Buchanan	Non-Executive Director	8/5/08
John Buchanan

/s/ Jean-Phillipe Courtois	Non-Executive Director	8/5/08
Jean-Phillipe Courtois

/s/ John Varley	Director	8/5/08
John Varley

/s/ Nancy Rothwell	Director	8/5/08
Nancy Rothwell

/s/ Bo Angelin	Director	8/5/08
Bo Angelin

EXHIBIT INDEX1

Exhibit Number
4.1
Form of Deposit Agreement dated as of June 1, 1993, among the Company, Morgan Guaranty Trust Company of New York, as depositary, and the holders from time to time of American Depositary Receipts (“ADRs”), including the form of ADR attached hereto as Exhibit A. (Incorporated by reference to Exhibit 2.4 [as incorporated therein by reference to 1933 Act File No. 33-61406] to the Form 8-A/A registration statement of the Company filed under the Exchange Act; see File No. 1-11960)

5	Opinion of Ann Booth-Barbarin

23.1	Consent of KPMG, independent auditors

23.2	Consent of Ann Booth-Barbarin (included in Exhibit 5)

24	Power of Attorney (included in the signature pages hereof)

99.1	AstraZeneca Share Option Plan

99.2	AstraZeneca Restricted Share Plan

99.3	AstraZeneca Performance Share Plan

99.4	AstraZeneca Deferred Bonus Plan

99.5	AstraZeneca Pharmaceuticals LP 2007 Restricted Stock Unit Award Plan

99.6	AstraZeneca Pharmaceuticals LP Executive Performance Share Plan

99.7	MedImmune, Inc. 2008 Restricted Stock Unit Award Plan

1 Should be identical to prior list of exhibits